BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	53 weeks ended	52 weeks ended
	May 3, 2025	April 27, 2024
Sales:		As Restated
Product sales and other	$1,463,245	$1,430,456
Rental income	146,925	136,679
Total sales	1,610,170	1,567,135
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	1,193,015	1,144,973
Rental cost of sales	79,351	77,249
Total cost of sales	1,272,366	1,222,222
Gross profit	337,804	344,913
Selling and administrative expenses	283,800	311,574
Depreciation and amortization expense	37,939	40,560
Impairment loss	1,713	7,166
Other (income) expense	(1,572)	19,409
Operating income (loss)	15,924	(33,796)
Loss on extinguishment of debt	55,233	—
Interest expense, net	22,260	40,365
Loss from continuing operations before income taxes	(61,569)	(74,161)
Income tax expense	4,256	858
Loss from continuing operations, net of tax	(65,825)	(75,019)
Loss from discontinued operations	—	(730)
Net loss	$(65,825)	$(75,749)
Net loss per common share:
Basic and Diluted
Continuing operations	$(2.50)	$(28.18)
Discontinued operations	$—	$(0.28)
Total Basic and Diluted loss per share	$(2.50)	$(28.46)
Weighted average common shares outstanding - Basic and Diluted:	26,298,984	2,662,296

	53 weeks ended	52 weeks ended
	May 3, 2025	April 27, 2024
Percentage of sales:		As Restated
Sales:
Product sales and other	90.9%	91.3%
Rental income	9.1%	8.7%
Total sales	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales (a)	81.5%	80.0%
Rental cost of sales (a)	54.0%	56.5%
Total cost of sales	79.0%	78.0%
Gross profit	21.0%	22.0%
Selling and administrative expenses	17.6%	19.9%
Depreciation and amortization	2.4%	2.6%
Impairment loss	0.1%	0.5%
Other (income) expense	(0.1)%	1.2%
Operating loss	1.0%	(2.2)%
Interest expense, net	1.4%	2.6%
Loss from continuing operations before income taxes	(3.8)%	(4.7)%
Income tax expense	0.3%	0.1%
Loss from continuing operations	(4.1)%	(4.8)%

(a)     Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Balance Sheets  (Unaudited)
(In thousands, except share and per share data)

	May 3, 2025	April 27, 2024
ASSETS		As Restated
Current assets:
Cash and cash equivalents	$9,058	$10,459
Accounts receivable, net	98,077	98,838
Merchandise inventories, net	299,562	344,037
Textbook rental inventories	26,439	28,315
Prepaid expenses and other current assets	32,249	39,158
Total current assets	465,385	520,807
Property and equipment, net	40,229	52,912
Operating lease right-of-use assets	183,695	217,336
Intangible assets, net	78,241	94,191
Other noncurrent assets	22,735	24,703
Total assets	$790,285	$909,949
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$148,848	$299,157
Accrued liabilities	65,853	98,622
Current operating lease liabilities	64,524	76,960
Total current liabilities	279,225	474,739
Long-term deferred taxes, net	1,135	1,964
Long-term operating lease liabilities	115,495	140,627
Other long-term liabilities	19,142	15,882
Long-term borrowings	103,100	196,337
Total liabilities	518,097	829,549
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; authorized, 5,000,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000,000 shares; issued, 34,081,114 and 558,402 shares, respectively; outstanding, 34,053,847 and 531,564 shares, respectively	341	6
Additional paid-in-capital	1,006,974	749,692
Accumulated deficit	(712,571)	(646,746)
Treasury stock, at cost	(22,556)	(22,552)
Total stockholders' equity	272,188	80,400
Total liabilities and stockholders' equity	$790,285	$909,949

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flow  (Unaudited)
(In thousands, except per share data)

	53 weeks ended	52 weeks ended
	May 3, 2025	April 27, 2024
Cash flows from operating activities:		As Restated
Net loss	$(65,825)	$(75,749)
Less: Loss from discontinued operations, net of tax	—	(730)
Loss from continuing operations, net of tax	(65,825)	(75,019)
Adjustments to reconcile net loss from continuing operations to net cash flows from operating activities from continuing operations:
Depreciation and amortization expense	37,939	40,560
Impairment loss (non-cash)	1,713	7,166
Loss on Debt Extinguishment	55,233	—
Amortization of deferred financing costs	5,164	13,150
Non-cash interest expense (paid-in-kind)	—	2,652
Deferred taxes	(829)	125
Stock-based compensation expense	5,386	3,380
Changes in operating lease right-of-use assets and liabilities	(4,218)	(1,322)
Changes in other long-term assets and liabilities and other, net	7,072	(20,997)
Changes in other operating assets and liabilities, net:
Receivables, net	761	(6,326)
Merchandise inventories	44,475	(21,058)
Textbook rental inventories	1,876	(704)
Prepaid expenses and other current assets	7,096	31,593
Accounts payable and accrued liabilities	(181,256)	25,255
Changes in other operating assets and liabilities, net	(127,048)	28,760
Net cash flows used in operating activities from continuing operations	(85,413)	(1,545)
Net cash flows used in operating activities from discontinued operations	—	(3,577)
Net cash flows used in operating activities	$(85,413)	$(5,122)
Cash flows from investing activities:
Purchases of property and equipment	$(12,894)	$(14,070)
Changes in other noncurrent assets and other	793	78
Net cash flows used in investing activities from continuing operations	(12,101)	(13,992)
Net cash flows provided by investing activities from discontinued operations	—	21,395
Net cash flows (used in) provided by investing activities	$(12,101)	$7,403
Cash flows from financing activities:
Proceeds from borrowings	$887,055	$563,023
Repayments of borrowings	(948,920)	(552,230)
Payment of deferred financing costs	(5,569)	(16,316)
Proceeds from Private Equity Investment	50,000	—
Proceeds from Rights Offering	45,000	—
Payment of equity issuance costs	(9,914)	—
Principal stockholder expense reimbursement	1,940	—
Payment on principal portion of finance lease	(370)	—
Shares sold under at-the-market offering, net of commissions	78,450	—
Purchase of treasury shares	(5)	(176)
Net cash flows provided by (used in) financing activities	$97,667	$(5,699)
Net decrease in cash, cash equivalents, and restricted cash	$153	$(3,418)
Cash, cash equivalents, and restricted cash at beginning of period	28,570	31,988
Cash, cash equivalents, and restricted cash of continuing operations at end of period	$28,723	$28,570

Supplemental cash flow information:
Cash paid during the period for:
Interest paid	$17,912	$24,943
Income taxes paid (net of refunds)	$2,130	$(7,293)

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Non-GAAP Information (a)
(In thousands) (Unaudited)

Consolidated Adjusted Earnings (non-GAAP) (a) - Continuing Operations	53 weeks ended	52 weeks ended
	May 3, 2025	April 27, 2024
		As Restated
Net loss from continuing operations	$(65,825)	$(75,019)
Reconciling items, after-tax (below)	4,108	29,955
Adjusted Earnings (Non-GAAP)	$(61,717)	$(45,064)

Reconciling items
Impairment loss	$1,713	$7,166
Stock-based compensation expense	5,386	3,380
Other (income) expense
Professional services costs related to restructuring	—	19,651
Legal settlement and related legal fees	1,059	—
Severance and cost reduction initiatives	4,058	1,097
Settlement of obligations and actuarial gain related to frozen retirement plan	(8,780)	(1,339)
Other professional services fees	2,091	—
Estimated tax effect on reconciling items above (b)	(1,419)	—
Reconciling items	$4,108	$29,955

Consolidated Adjusted EBITDA (non-GAAP) (a)	53 weeks ended	52 weeks ended
	May 3, 2025	April 27, 2024
		As Restated
Net loss from continuing operations(a)	$(65,825)	$(75,019)
Add:
Depreciation and amortization expense	37,939	40,560
Interest expense, net	22,260	40,365
Income tax (benefit) expense	4,256	858
Impairment loss (non-cash)	1,713	7,166
Loss on extinguishment of debt	55,233	—
Other (income) expense	(1,572)	19,409
Stock-based compensation expense (non-cash)	$5,386	$3,380
Adjusted EBITDA (Non-GAAP) - Continuing Operations	$59,390	$36,719
Adjusted EBITDA (Non-GAAP) - Discontinued Operations	$—	$(486)
Adjusted EBITDA (Non-GAAP) - Total	$59,390	$36,233
(a)During the fourth quarter of Fiscal 2023, assets related to our Digital Student Solutions ("DSS") Segment met the criteria for classification as Assets Held for Sale and Discontinued Operations. Net Loss from Continuing Operations excludes the results of operations related to the DSS Segment for all years reported.
(b)The tax effect on reconciling items was calculated for Fiscal 2025 using the statutory rate of 25.67%. For Fiscal 24, due to losses generated and use of the valuation allowance, the rate applied was 0%.

Adjusted Free Cash Flow (non-GAAP) - Continuing Operations

	53 weeks ended	52 weeks ended
	May 3, 2025	April 27, 2024
Dollars in thousands
Net cash flows used in operating activities from continuing operations (a)	$(85,413)	$(1,545)
Less:
Capital expenditures (b)	12,894	14,070
Cash interest	17,912	24,943
Cash taxes (refund) paid	2,130	(7,293)
Adjusted Free Cash Flow (non-GAAP)	$(118,349)	$(33,265)
(a)Given the growth of our BNC First Day® programs, the timing of cash collection from our school partners may shift to periods subsequent to when the revenue is recognized. When a school adopts our BNC First Day® affordable access course material program offerings, cash collection from the school generally occurs after the institution's drop/add dates, which is later in the working capital cycle, particularly in our third quarter given the timing of the Spring Term and our quarterly reporting period, as compared to direct-to-student point-of-sale transactions where cash is generally collected during the point-of-sale transaction or within a few days from the credit card processor. As a higher percentage of our sales shift to BNC First Day® affordable access course material program offerings, we are focused on efforts to better align the timing of our cash outflows to course material vendors and cash inflows from collections from schools.
(b)Purchases of property and equipment are also referred to as capital expenditures. Our investing activities consist principally of capital expenditures for contractual capital investments associated with renewing existing contracts, new store construction, and enhancements to internal systems and our website. The following table provides the components of total purchases of property and equipment.
Capital Expenditures

	53 weeks ended	52 weeks ended
Dollars in thousands	May 3, 2025	April 27, 2024
Physical store capital expenditures	$8,866	$5,813
Product and system development	3,063	6,670
Other	965	1,587
Total Capital Expenditures	$12,894	$14,070

Use of Non-GAAP Financial Information - Adjusted Earnings, Adjusted EBITDA and Adjusted Free Cash Flow
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Earnings, Adjusted EBITDA, and Adjusted Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the "SEC") regulations. We define Adjusted Earnings as net income (loss) adjusted for certain reconciling items that are subtracted from or added to net income (loss). We define Adjusted EBITDA as net income (loss) plus (1) depreciation and amortization; (2) interest expense, net and (3) income taxes, (4) as adjusted for other non-cash or non-recurring items, and adjustments defined in the Company’s credit agreement. We define Adjusted Free Cash Flow as Cash Flows from Operating Activities less capital expenditures, cash interest and cash taxes.
These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Earnings to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Adjusted Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.
These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.
We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Earnings and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Adjusted Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.
The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K dated May 3, 2025, filed with the SEC on December 23, 2025. We do not provide a reconciliation of forward-looking non-GAAP financial metrics, because reconciling information is not available without an unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.